Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-20999, 333-20091, 333-39155, 333-46647, 333-53359, 333-56237, 333-69653, 333-52952, 333-109010, 333-117078, 333-123444, 333-124681, 333-131255, and 333-138513), Form S-4 (333-129279) and on Forms S-8 (Nos. 333-14243, 333-28427, 333-52957, 333-123446, 333-333-125311, 131171, 333-141906, 333-142752, and 333-142754) of Brandywine Realty Trust of our report dated February 27, 2008 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 28, 2008

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